Filed Pursuant to Rule 424(b)(5)
Registration No. 333-284267

PROSPECTUS SUPPLEMENT

(To Prospectus dated January 14, 2025)

Up to $65,000,000

Calumet, Inc.

Common Stock

Calumet, Inc. (the “Company”) has entered into an equity distribution agreement with BMO Capital Markets Corp. (the “sales agent”), pursuant to which the Company may offer and sell from time to time through the sales agent, as an agent, common stock of the Company, par value $0.01 per share (the “Common Stock”), having an aggregate offering price of up to $65,000,000 (such offered Common Stock, the “Offered Shares”).

The Common Stock is listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “CLMT.” On January 13, 2025, the closing price of the Common Stock was $22.00 per share on Nasdaq. Nasdaq has authorized the listing of the Offered Shares that may be distributed under the offering.

Sales of the Offered Shares, if any, under this prospectus supplement will be made in sales deemed to be “at the market offerings” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including, without limitation, sales made on or through the Nasdaq or any other national securities exchange where the Common Stock may be traded. The sales agent may also sell the Offered Shares by any other method agreed in writing by the Company and the sales agent and permitted by applicable law, including, without limitation, as block transactions. Subject to the terms and conditions of the equity distribution agreement, the sales agent will use its commercially reasonable efforts, consistent with normal trading and sales practices and in accordance with applicable law and regulations, to sell on the Company’s behalf all of the Offered Shares designated by the Company pursuant to a placement notice. There is no arrangement for funds to be received in an escrow, trust or similar arrangement. The Offered Shares will be distributed at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices. As a result, prices at which Offered Shares are sold may vary between purchasers and during the period of any distribution. There is no minimum amount of funds that must be raised under this offering. This means that this offering may terminate after raising only a portion of the offering amount set out above, or none at all. See “Plan of Distribution” in this prospectus supplement for more information.

Under the equity distribution agreement, we may also sell Offered Shares to the sales agent as principal for its own account, at a price to be agreed upon at the time of sale. If we sell Offered Shares to the sales agent as principal, we will enter into a separate terms agreement with the sales agent, and, to the extent required by applicable law, we will describe the agreement and the rate of compensation in a separate prospectus supplement.

The compensation payable to the sales agent for sales of Offered Shares sold pursuant to the equity distribution agreement will be up to 2.0% of the gross offering proceeds per Offered Share sold under the equity distribution agreement. In connection with the sale of the Offered Shares on our behalf, the sales agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the sales agent may be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the sales agent with respect to certain liabilities, including liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Investing in the Offered Shares involves certain risks. See “Risk Factors” beginning on page S-3 of this prospectus supplement, as well as the risk factors set forth under the heading “Item 1A. Risk Factors” in our latest Annual Report on Form 10-K and in any subsequent Quarterly Reports on Form 10-Q, incorporated by reference into this prospectus supplement and the accompanying prospectus.

BMO Capital Markets

January 14, 2025

PROSPECTUS SUPPLEMENT

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ABOUT THIS PROSPECTUS SUPPLEMENT

We provide information to you in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding the offer and sale of the Offered Shares and (2) the accompanying base prospectus, which provides general information regarding us, our securities and other information, some of which may not apply to the offer and sale of the Offered Shares. If information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in a document incorporated by reference in this prospectus supplement having a later date, the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier date.

You should read this prospectus supplement, together with the accompanying base prospectus, the documents incorporated by reference in this prospectus supplement and any free writing prospectus that we have authorized for use in connection with the offer and sale of the Offered Shares before making an investment decision. You should also read and consider the information in the documents referred to in the sections of this prospectus supplement and the accompanying base prospectus entitled “Where You Can Find More Information.”

We have not, and the sales agent has not, authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus supplement, in the accompanying base prospectus or in any free writing prospectus that we have authorized for use in connection with the offer and sale of the Offered Shares. We and the sales agent take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

We are not, and the sales agent is not, making an offer to sell nor a solicitation of an offer to buy the Offered Shares in any jurisdiction in which an offer or solicitation is not permitted or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. No action is being taken in any jurisdiction outside the United States to permit a public offering of the Offered Shares or possession or distribution of this prospectus supplement and accompanying base prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement and accompanying base prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement and accompanying base prospectus applicable to that jurisdiction.

The information appearing in this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference in this prospectus supplement, and in any free writing prospectus that we have authorized for use in connection with the offer and sale of the Offered Shares is accurate only as of its respective date, regardless of the time of delivery of the respective document or of any sale of securities covered by this prospectus supplement. You should not assume that the information contained in or incorporated by reference in this prospectus supplement, in the accompanying base prospectus or in any free writing prospectus that we have authorized for use in connection with the offer and sale of the Offered Shares, is accurate as of any date other than the respective dates thereof.

Unless the context requires otherwise or unless otherwise noted, all references in this prospectus supplement and the base prospectus to “Calumet,” the “Company,” “we,” “us,” “our” or like terms are to Calumet, Inc. and, as applicable, its subsidiaries for the periods following the completion of the Calumet Specialty Products Partners, L.P. conversion to Calumet, Inc. on July 10, 2024 (the “Conversion”). For the periods prior to the Conversion, unless the context requires otherwise or unless otherwise noted, all references in this prospectus supplement and the base prospectus to “Calumet,” the “Company,” “we,” “us,” “our” or like terms are to Calumet Specialty Products Partners, L.P. and its subsidiaries.

S-ii

WHERE YOU CAN FIND MORE INFORMATION

The Securities and Exchange Commission (the “SEC”) allows us to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to another document that we have filed with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, except for any information superseded by information contained directly in this prospectus supplement, any subsequently filed document deemed incorporated by reference or any free writing prospectus prepared by or on behalf of us.

We incorporate by reference the documents listed below, which have been previously filed by Calumet Specialty Products Partners, L.P. (the “Partnership”), or by Calumet, Inc., as successor registrant, with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding information deemed to be furnished and not filed with the SEC), until this offering is completed or terminated:

•	the Annual Report on Form 10-K of the Partnership for the year ended December 31, 2023, filed with the SEC on February 29, 2024;

•	the Quarterly Report on Form 10-Q of the Partnership for the quarter ended March 31, 2024, filed with the SEC on May 10, 2024;

•	the Quarterly Report on Form 10-Q of Calumet, Inc. for the quarter ended June 30, 2024, filed with the SEC on August 9, 2024;

•	the Quarterly Report on Form 10-Q of Calumet, Inc. for the quarter ended September 30, 2024, filed with the SEC on November 12, 2024;

•

the Current Reports on Form 8-K of the Partnership (excluding Items 2.02 and 7.01 and related exhibits), filed with the SEC on January  24, 2024, February  12, 2024, February  23, 2024, February  23, 2024, March  5, 2024, March  12, 2024, April  5, 2024, April  19, 2024, July  5, 2024 and July 10, 2024;

•	the Current Report on Form 8-K12B of Calumet, Inc. filed with the SEC on July 10, 2024;

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the Current Reports on Form 8-K of Calumet, Inc. (excluding Items 2.02 and 7.01 and related exhibits, unless otherwise noted), filed with the SEC on July  16, 2024, August 9, 2024 (Film No.  241193907), October  3, 2024, October  24, 2024, November  6, 2024, November  25, 2024, January  10, 2025 and January 14, 2025 (including Item 2.02);

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the audited balance sheet of Calumet, Inc. and the report of independent registered public accounting firm thereon, included in the proxy statement/prospectus of Calumet, Inc., filed with the SEC on June 7, 2024 pursuant to Rule 424(b)(3); and

•	the description of the common stock contained in Calumet, Inc.’s Form 8-K12B, filed with the SEC on July 10, 2024 pursuant to Section 12(b) of the Exchange Act.

These reports contain important information about us, our financial condition and our results of operations.

We make available free of charge on or through our website, www.calumet.com, our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. We make our website content available for information purposes only. Information contained on our website is not incorporated by reference into this prospectus supplement and does not constitute a part of this prospectus supplement.

S-iii

You may obtain copies of any of the documents incorporated by reference in this prospectus supplement from the SEC through the SEC’s website at www.sec.gov. You also may request a copy of any document incorporated by reference in this prospectus supplement (including exhibits to those documents specifically incorporated by reference in this prospectus supplement, at no cost, by contacting us at:

Calumet, Inc.

1060 N Capitol Ave, Suite 6-401

Indianapolis, Indiana 46204

(317) 328-5660

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein contain forward-looking statements intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements are based on current expectations and assumptions and are subject to a number of risks and uncertainties, many of which are beyond our control. All statements, other than statements of historical fact included in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference, herein, including those regarding our strategy, future operations, financial position, capital expenditures, budget, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference, the words “will,” “could,” “believe,” “anticipate,” “intend,” “estimate,” “budgeted,” “guidance,” “expect,” “may,” “continue,” “outlook,” “predict,” “potential,” “plan,” “project,” “should,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.

Important factors that could cause actual results to differ materially from our expectations include, but are not limited to, the following risks and uncertainties:

•	demand for finished products in markets we serve;

•	estimated capital expenditures as a result of required audits or required operational changes or other environmental and regulatory liabilities;

•	our anticipated levels of, use and effectiveness of derivatives to mitigate our exposure to crude oil price changes, natural gas price changes and fuel products price changes;

•

estimated costs of complying with the U.S. Environmental Protection Agency’s Renewable Fuel Standard, including the prices paid for Renewable Identification Numbers (“RINs”) and the amount of RINs we may be required to purchase in any given compliance year, and the outcome of any litigation concerning our existing small refinery exemption petitions;

•	our ability to meet our financial commitments, debt service obligations, debt instrument covenants, contingencies and anticipated capital expenditures;

•	our access to capital to fund capital expenditures and our working capital needs and our ability to obtain debt or equity financing on satisfactory terms;

•	our access to inventory financing under our supply and offtake agreements;

•	the effect, impact, potential duration or other implications of supply chain disruptions and global energy shortages on our business and operations;

•

general economic and political conditions, including inflationary pressures, instability in financial institutions, the prospect of a shutdown of the U.S. federal government, general economic slowdown or a recession, political tensions, conflicts and war (such as the ongoing conflicts in Ukraine and the Middle East and their regional and global ramifications);

•	the future effectiveness of our enterprise resource planning system to further enhance operating efficiencies and provide more effective management of our business operations;

•	our expectation regarding our business outlook with respect to the Montana Renewables business;

•	the expected benefits of the Conversion to us and our stockholders;

•

our expectations regarding the loan facility that Montana Renewables, LLC expects to receive from the U.S. Department of Energy Loan Programs Office, including the timing, size and intended use of borrowings under such facility; and

•	other factors and uncertainties discussed in this prospectus supplement and our filings with the SEC incorporated by reference herein that are not purely historical data.

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These forward-looking statements are based on our expectations and beliefs as of the date hereof concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that management anticipates. All comments concerning our current expectations for future sales and operating results are based on forecasts for our existing operations and do not include the potential impact of any future acquisition or disposition transactions. These forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements included in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein. Please read “Risk Factors” in this prospectus supplement, in Part I, Item 1A “Risk Factors” of our latest Annual Report on Form 10-K, Part II, Item 1A “Risk Factors” in any subsequent Quarterly Reports on Form 10-Q, and in the other documents incorporated by reference herein. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We do not undertake any obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

S-vi

SUMMARY

This summary highlights certain information contained elsewhere in this prospectus supplement, the accompanying base prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all of the information that you should consider before investing in the Offered Shares. You should read this entire prospectus supplement, the accompanying base prospectus and any related free writing prospectus carefully, including the information referred to in the section entitled “Risk Factors” beginning on page S-3 of this prospectus supplement, as well as the other documents that we incorporate by reference into this prospectus supplement and the accompanying base prospectus, including our financial statements and the exhibits to the registration statement of which this prospectus supplement and the accompanying base prospectus are a part.

The Company

We manufacture, formulate and market a diversified slate of specialty branded products and renewable fuels to customers across a broad range of consumer-facing and industrial markets. We are headquartered in Indianapolis, Indiana and operate twelve facilities throughout North America.

Our operations are managed using the following reportable segments: Specialty Products and Solutions; Performance Brands; Montana/Renewables; and Corporate. In our Specialty Products and Solutions segment, we manufacture and market a wide variety of solvents, waxes, customized lubricating oils, white oils, petrolatums, gels, esters and other products. Our specialty products are sold to domestic and international customers who purchase them primarily as raw material components for consumer-facing and industrial products. In our Performance Brands segment, we blend, package and market high performance products through our Royal Purple, Bel-Ray and TruFuel brands. Our Montana/Renewables segment is comprised of two facilities—renewable fuels and specialty asphalt. At our Great Falls renewable fuels facility, we process a variety of geographically advantaged renewable feedstocks into renewable diesel, sustainable aviation fuel, renewable hydrogen, renewable natural gas, renewable propane and renewable naphtha that are distributed into renewable markets in the western half of North America. At our Montana specialty asphalt facility, we process Canadian crude oil into conventional gasoline, diesel, jet fuel and specialty grades of asphalt, with production sized to serve local markets. Our Corporate segment primarily consists of general and administrative expenses not allocated to the Specialty Products and Solutions, Performance Brands or Montana/Renewables segments.

Corporate Information

Our principal executive offices are located at 1060 N Capitol Ave, Suite 6-401, Indianapolis, Indiana 46204 and our telephone number is (317) 328-5660. Our corporate website address is www.calumet.com. The information contained on our website does not constitute part of this prospectus supplement.

The Offering

Issuer	Calumet, Inc.

Common Stock offered	Common Stock having an aggregate offering price of up to $65,000,000.

Manner of offering	“At the market offering” that may be made from time to time through our sales agent acting as principal or as our sales agent, including, without limitation, sales made on or through the Nasdaq or any other national securities exchange where the Common Stock may be traded. The sales agent may also sell the Offered Shares by any other method agreed in writing by the Company and the sales agent and permitted by applicable law, including, without limitation, as block transactions. If we sell Offered Shares to the sales agent as principal, we will enter into a separate terms agreement with the sales agent, and, to the extent required by applicable law, we will describe the agreement in a separate prospectus supplement. See “Plan of Distribution” for more information.

Use of proceeds	We intend to use the net proceeds from this offering, if any, for general corporate purposes, which may include, among other things, repayment of indebtedness, working capital and capital expenditures. Pending the application proceeds, we may invest the proceeds in short-term, interest-bearing instruments and other investment-grade securities. See “Use of Proceeds” in this prospectus supplement.

Certain U.S. Federal Income Tax Considerations for Non-U.S. Holders	For a discussion of certain U.S. federal income tax considerations for non-U.S. holders of the ownership and disposition of our Common Stock that may be relevant to prospective investors, please read “Certain U.S. Federal Income Tax Considerations for Non-U.S. Holders.”

Risk factors	Investing in the Offered Shares involves a high degree of risk. Please see “Risk Factors” on page S-3 of this prospectus supplement, the accompanying base prospectus and the other information included or incorporated by reference in this prospectus supplement or the accompanying base prospectus for a discussion of factors you should carefully consider before investing in the Offered Shares.

Other relationships	Affiliates of the sales agent participating in this offering may be lenders under the Company’s current, replacement or future credit facilities and may receive a portion of the proceeds of this offering through our repayment of the indebtedness outstanding under our credit facilities with such proceeds. Affiliates of the sales agent participating in this offering may hold debt securities or other indebtedness of the Company. See “Use of Proceeds” and “Plan of Distribution” in this prospectus supplement.

Nasdaq symbol	CLMT

RISK FACTORS

Investing in our Common Stock involves a high degree of risk. In addition to the risk factors set forth below, you should carefully consider the risk factors set forth in the section entitled “Risk Factors” in our latest Annual Report on Form 10-K, our latest Quarterly Reports on Form 10-Q , and other filings we make with the SEC, which are incorporated by reference in this prospectus supplement, and the other information included or incorporated by reference in this prospectus supplement and the accompanying base prospectus prior to making an investment in our Common Stock. If any of the described risks were actually to occur, our business, financial condition, results of operations and cash flows could be materially adversely affected. Please read “Cautionary Statement Regarding Forward-Looking Statements.”

The risks described below and those risks described in documents incorporated by reference into this prospectus supplement are not the only ones facing our company. Additional risks not presently known to us or that we currently deem immaterial individually or in the aggregate may also adversely affect our business operations.

Risks Related to This Offering and Ownership of our Common Stock

We are not restricted from issuing additional shares of Common Stock, and the issuance and sale of a substantial amount of additional shares of Common Stock or other securities could dilute the ownership interest of holders of our Common Stock or depress the price of our Common Stock.

Except as described in this prospectus supplement or the accompanying base prospectus, or in the documents incorporated by reference herein or therein, we are not restricted from issuing additional shares of Common Stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, shares of Common Stock. We may issue our Common Stock or other securities from time to time as consideration for pending or future acquisitions and investments in addition to funding a portion of the aggregate purchase prices for such acquisitions and investments with the issuance of our Common Stock. If any such acquisition or investment is significant, the number of shares of Common Stock, or the number or aggregate principal amount, as the case may be, of other securities that we may issue may in turn be substantial.

Future sales or the availability for sale of substantial amounts of our Common Stock (including in connection with an acquisition or investment) in the public market could adversely affect the prevailing market price of our Common Stock. In addition, the issuance of additional shares of Common Stock or such other securities will dilute the ownership interest of the holders of our Common Stock. We cannot predict the size of future issuances of our Common Stock or the effect, if any, that future issuances and sales of our Common Stock will have on the market price of our Common Stock.

The actual number of Offered Shares we will issue under the equity distribution agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the equity distribution agreement and compliance with applicable law, we and our sales agent may mutually agree for the sales agent to sell on our behalf Offered Shares at any time throughout the term of the equity distribution agreement, and the sales agent will be obligated to use commercially reasonable efforts to sell the Offered Shares. The number of Offered Shares that are sold by the sales agent after we request that sales be made will fluctuate based on the market price of the Common Stock during the sales period and limits we set with the sales agent. Because the price per share of the Offered Shares sold will fluctuate based on the market price of our Common Stock during the sales period, it is not possible at this stage to predict the number of Offered Shares that will ultimately be issued by us under the equity distribution agreement.

The Offered Shares will be sold in “at-the-market offerings,” and investors who buy Offered Shares at different times will likely pay different prices.

Investors who purchase Offered Shares in this offering at different times will likely pay different prices, and therefore may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and number of Offered Shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their Common Stock as a result of sales of Common Stock made at prices lower than the prices they paid.

We may allocate the net proceeds from this offering in ways that you and other stockholders may not approve.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section titled “Use of Proceeds.” Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management might not apply our net proceeds in ways that ultimately increase the value of your investment, and the failure by our management to apply these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering in short-term, interest-bearing instruments and other investment grade securities. These investments may not yield a favorable return to our stockholders. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected results, which could cause our stock price to decline.

Our Common Stock is subordinate to all of our debts and liabilities and you could lose all or part of your investment.

Our Common Stock is equity capital of the Company which ranks subordinate to debt and shares of preferred stock, if any, in the event of an insolvency or winding up of the Company. If we were to become insolvent or be wound up, the Company’s assets would be used to pay liabilities and other debt before payments could be made on any shares of preferred stock, if any, and, subsequently, on the shares of Common Stock.

USE OF PROCEEDS

We may issue and sell Offered Shares having aggregate sales proceeds of up to $65,000,000 from time to time. Because there is no minimum offering amount required as a condition to close any sales pursuant to this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any Offered Shares under or fully utilize the equity distribution agreement with the sales agent as a source of financing. See “Plan of Distribution.” We may, from time to time, issue securities (including equity securities) other than pursuant to this prospectus supplement.

We intend to use the net proceeds from this offering, if any, for general corporate purposes, which may include, among other things, repayment of indebtedness, working capital and capital expenditures. Pending the application of the net proceeds, we may invest the proceeds in short-term, interest-bearing instruments and other investment-grade securities.

Affiliates of the sales agent participating in this offering may be lenders under the Company’s current, replacement or future credit facilities and may receive a portion of the proceeds of this offering through our repayment of the indebtedness outstanding under our credit facilities with such proceeds. Affiliates of the sales agent participating in this offering may hold debt securities or other indebtedness of the Company or its subsidiaries. Please read “Plan of Distribution.”

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following is a general discussion of certain U.S. federal income tax considerations with respect to the ownership and disposition of shares of our Common Stock applicable to non-U.S. Holders that acquire such shares in this offering and hold such shares as a capital asset (generally, property held for investment). For purposes of this discussion, a “non-U.S. Holder” generally means a beneficial owner of our Common Stock that is not, for U.S. federal income tax purposes, a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) or any of the following:

•	an individual citizen or resident of the United States;

•	a corporation created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) such trust has made a valid election to be treated as a U.S. person for U.S. federal income tax purposes.

This discussion is based on current provisions of the Internal Revenue Code of 1986, as amended from time to time (the “Code”), Treasury regulations promulgated thereunder (“Treasury Regulations”), judicial opinions, published positions of the Internal Revenue Service, and other applicable authorities, all of which are subject to change (possibly with retroactive effect). This discussion does not constitute tax advice concerning the acquisition, ownership or disposition of shares of our Common Stock offered hereby and does not address all aspects of U.S. federal income taxation that may be important to a particular non-U.S. Holder in light of that non-U.S. Holder’s individual circumstances, including Medicare taxes imposed on net investment income and the alternative minimum tax, nor does it address any aspect of U.S. federal estate and gift, state, local, or non-U.S. taxes. This discussion may not apply, in whole or in part, to particular non-U.S. Holders in light of their individual circumstances or to holders subject to special treatment under the U.S. federal income tax laws, such as:

•	banks, mutual funds, insurance companies and other financial institutions;

•	tax-exempt organizations;

•	tax-qualified retirement plans;

•	brokers or dealers in securities or currencies;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	controlled foreign corporations and corporations that accumulate earnings to avoid U.S. federal income tax;

•	partnerships or other pass-through entities (or entities or arrangements classified as partnerships or other pass-through entities) for U.S. federal income tax purposes (and investors therein);

•	expatriated entities subject to Section 7874 of the Code;

•	passive foreign investment companies;

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persons required to accelerate the recognition of any item of gross income with respect to the shares of our Common Stock as a result of such income being recognized on an applicable financial statement;

•	non-U.S. Holders that hold our Common Stock as part of a straddle, hedge, conversion transaction or other integrated investment;

•	persons that received our Common Stock as compensation for the performance of services;

•	persons deemed to sell our common stock under the constructive sale provisions of the Code;

•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds;

•	persons that own or are deemed to own, actually or constructively, more than 5% of our Common Stock for U.S. federal income tax purposes; and

•	certain U.S. expatriates and former citizens or long-term residents of the United States.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our Common Stock, the tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partnership. Partners of a partnership holding our Common Stock (and such partnership) should consult their own tax advisors as to the particular U.S. federal income tax consequences applicable to them of such partnership acquiring, holding and disposing of our Common Stock.

We have not sought, and will not seek, any ruling from the Internal Revenue Service (“IRS”) or any opinion of counsel with respect to the tax consequences discussed herein, and there can be no assurance that the IRS will not take a position contrary to the tax consequences discussed below or that any position taken by the IRS would not be sustained.

THE U.S. FEDERAL INCOME TAX DISCUSSION SET FORTH BELOW IS INCLUDED FOR GENERAL INFORMATION PURPOSES ONLY, IS NOT TAX ADVICE, AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER’S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO ALL TAX CONSEQUENCES TO THEM OF THE OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK, INCLUDING THE TAX CONSEQUENCES UNDER U.S. FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS, AND THE POSSIBLE EFFECTS OF ANY CHANGES THERETO.

Dividends

Subject to the discussion in the following paragraph, any distribution we make to a non-U.S. Holder with respect to its shares of our Common Stock that constitutes a dividend for U.S. federal income tax purposes will generally be subject to U.S. withholding tax at a rate of 30% of the gross amount, unless the non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable tax treaty and the non-U.S. Holder provides proper certification of its eligibility for such reduced rate (including providing a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation)). A distribution will constitute a dividend for U.S. federal income tax purposes to the extent it is paid out of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. Any distribution not constituting a dividend will be treated first as reducing the non-U.S. Holder’s adjusted basis in its shares of our Common Stock and, to the extent in excess of the adjusted basis, as gain from the sale or exchange of such stock.

Dividends we pay to a non-U.S. Holder that are effectively connected with its conduct of a trade or business within the United States (and, if required by an applicable tax treaty, are attributable to a U.S. permanent establishment) will not be subject to U.S. withholding tax, as described above, if the non-U.S. Holder complies with applicable certification and disclosure requirements (including providing a valid IRS Form W-8ECI). Instead, such dividends generally will be subject to U.S. federal income tax on a net income basis, in the same manner as if the non-U.S. Holder were a resident of the United States. Dividends received by a non-U.S. Holder that is a corporation for U.S. federal income tax purposes that are effectively connected with its conduct of a trade or business within the United States may also be subject to an additional branch profits tax at a rate of 30% (or such lower rate as may be specified by an applicable tax treaty).

Any distributions we make to a non-U.S. Holder with respect to its shares of our Common Stock will also be subject to the rules discussed below under the headings “Backup Withholding, Information Reporting and Other Reporting Requirements” and “Foreign Account Tax Compliance Act.”

Gain on Sale or Other Disposition of Common Stock

Subject to the discussion below regarding backup withholding and FATCA, a non-U.S. Holder will not generally be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of the non-U.S. Holder’s shares of our Common Stock unless:

•

the gain is effectively connected with a trade or business carried on by the non-U.S. Holder within the United States (and, if required by an applicable tax treaty, is attributable to a U.S. permanent establishment of such non-U.S. Holder);

•	the non-U.S. Holder is an individual and is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

•

we are or have been a U.S. real property holding corporation (a “USRPHC”) for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding such disposition or such non-U.S. Holder’s holding period of our Common Stock. We have not determined whether we are or have been a USRPHC for U.S. federal income tax purposes. If we were, during the relevant period, are or become a USRPHC at a relevant time, a non-U.S. Holder that at no time actually or constructively owned more than 5% of our Common Stock generally would not be subject to U.S. federal income tax on the disposition of our Common Stock, provided that the Common Stock was regularly traded on an established securities market within the meaning of the applicable regulations.

Gain that is treated as effectively connected with the conduct of a trade or business in the United States will generally be subject to U.S. federal income tax, net of certain deductions, at U.S. federal income tax rates applicable to United States persons within the meaning of the Code. If the non-U.S. Holder is a corporation, the branch profits tax described above also may apply to such effectively connected gain. An individual non-U.S. Holder who is subject to U.S. federal income tax because the non-U.S. Holder was present in the United States for 183 days or more during the year of sale or other disposition of our Common Stock will generally be subject to a flat 30% tax on the gain derived from such sale or other disposition, which may be offset by U.S. source capital losses (assuming certain requirements are met, including timely filing of U.S. federal income tax returns with respect to such losses). Non-U.S. Holders should consult their own tax advisors regarding the application of these rules to them, including if we are or become a USRPHC.

Non-U.S. Holders should consult their own tax advisors regarding potentially applicable income tax treaties that may provide for different rules than those set forth in this section.

Any sale or other disposition with respect to a non-U.S. Holder’s shares of our Common Stock will also be subject to the rules discussed below under the headings “Backup Withholding, Information Reporting and Other Reporting Requirements” and “Foreign Account Tax Compliance Act.”

Backup Withholding, Information Reporting and Other Reporting Requirements

We must report annually to the Internal Revenue Service, and to each non-U.S. Holder, the amount of dividends paid to, and the tax withheld with respect to, each non-U.S. Holder. These reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable tax treaty. Copies of this information reporting may also be made available under the provisions of a specific tax treaty or agreement with the tax authorities in the country in which the non-U.S. Holder resides or is established.

A non-U.S. Holder will generally be subject to backup withholding for dividends on our Common Stock paid to such holder (at the applicable rate), unless such holder certifies under penalties of perjury that, among other things, it is a non-U.S. Holder (and the payor does not have actual knowledge or reason to know that such holder is a U.S. person), and otherwise complies with all applicable legal requirements.

Information reporting and backup withholding generally are not required with respect to the amount of any proceeds from the sale or other disposition of our Common Stock by a non-U.S. Holder outside the United States through a foreign office of a foreign broker that does not have certain specified connections to the United States. However, if a non-U.S. Holder sells or otherwise disposes its shares of our Common Stock through a U.S. broker or the U.S. office of a foreign broker, the broker will generally be required to report the amount of proceeds paid to the non-U.S. Holder to the IRS and also backup withhold on that amount, unless such non-U.S. Holder provides appropriate certification to the broker of its status as a non-U.S. person or otherwise establishes an exemption (and the payor does not have actual knowledge or reason to know that such holder is a U.S. person). Information reporting will also apply if a non-U.S. Holder sells its shares of our Common Stock through a foreign broker deriving more than a specified percentage of its income from U.S. sources or having certain other connections to the United States, unless such broker has documentary evidence in its records that such non-U.S. Holder is a non-U.S. person and certain other conditions are met, or such non-U.S. Holder otherwise establishes an exemption (and the payor does not have actual knowledge or reason to know that such holder is a U.S. person).

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. Holder can be credited against the non-U.S. Holder’s U.S. federal income tax liability, if any, or refunded, provided that the required information is furnished to the IRS in a timely manner. Non-U.S. Holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

Foreign Account Tax Compliance Act

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code, the Treasury Regulations promulgated thereunder and other official guidance (commonly referred to as “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on “withholdable payments,” which include dividends on our Common Stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless those entities comply with certain requirements under the Code and applicable Treasury Regulations, which requirements may be modified by an “intergovernmental agreement” entered into between the United States and an applicable foreign country.

The FATCA withholding tax will apply to all withholdable payments without regard to whether the beneficial owner of the payment would otherwise be entitled to an exemption from withholding tax pursuant to an applicable tax treaty with the United States or U.S. domestic law. In addition, subject to the discussion regarding proposed Treasury regulations, the FATCA withholding tax would apply to the gross proceeds payable upon the sale, exchange or other disposition of the shares of our Common Stock. Proposed Treasury regulations eliminate the FATCA withholding tax on payments of gross proceeds and taxpayers may rely on these proposed Treasury regulations until final Treasury regulations are issued. There can be no assurance that final Treasury regulations would provide an exemption from the FATCA withholding tax for gross proceeds.

Non-U.S. Holders should consult their own tax advisors regarding the potential application of withholding under FATCA to their investment in our Common Stock.

PLAN OF DISTRIBUTION

The Company has entered into the equity distribution agreement with the sales agent, acting as sales agent or as principal for its own account, under which it may offer and sell from time to time Offered Shares having an aggregate sale price of up to $65,000,000 pursuant to placement notices delivered by the Company to the sales agent from time to time in accordance with the terms of the equity distribution agreement. Under the equity distribution agreement, the Company may also sell Offered Shares to the sales agent as principal for its own account, at a price to be agreed upon at the time of sale. If the Company sells Offered Shares to the sales agent as principal, the Company will enter into a separate terms agreement with the sales agent, and, to the extent required by applicable law, the Company will describe the agreement in a separate prospectus supplement.

Sales of the Offered Shares, if any, under this prospectus supplement will be made in sales deemed to be “at the market offerings” as defined in Rule 415 promulgated under the Securities Act, including, without limitation, sales made on or through the Nasdaq or any other national securities exchange where the Common Stock may be traded. The sales agent may also sell the Offered Shares by any other method agreed in writing by the Company and the sales agent and permitted by applicable law, including, without limitation, as block transactions.

The Offered Shares will be distributed at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices. As a result, prices at which Offered Shares are sold may vary between purchasers and during the period of any distribution. The Company cannot predict the number of Offered Shares that it may sell under the equity distribution agreement on the Nasdaq or any other national securities exchange, or if any Offered Shares will be sold. There is no minimum amount of funds that must be raised in this offering. This means that this offering may terminate after raising only a portion of the offering amount set out above, or none at all.

The Company will designate the maximum amount of Offered Shares to be sold through the sales agent on a daily basis or otherwise as the Company and the sales agent agree and the minimum price per Offered Share at which such Offered Shares may be sold. The sales agent is not required to sell any specific number or dollar amount of the Offered Shares, but the sales agent will use its commercially reasonable efforts, to sell on the Company’s behalf all of the Offered Shares designated by the Company pursuant to a placement notice, consistent with their normal trading and sales practices and applicable law and regulation and on the terms and subject to the conditions of the equity distribution agreement. The Company may instruct the sales agent not to sell any Offered Shares if the sales cannot be effected at or above the price designated by the Company in any such instruction. The Company or the sales agent, with respect to itself only, may suspend the offering of Offered Shares in accordance with the terms and conditions of the equity distribution agreement by notifying the other parties to the equity distribution agreement. The offering of the Offered Shares by the sales agent is subject to receipt and acceptance of a placement notice and subject to the sales agent’s right to reject any order in whole or in part.

The sales agent will provide the Company with written confirmation following the close of trading on the Nasdaq each day on which Offered Shares are sold under the equity distribution agreement. Each confirmation will include the number of Offered Shares and the average price of Offered Shares sold on such day (showing the number and the average price of Offered Shares sold on the Nasdaq or on any other national securities exchange), the gross offering proceeds received from such sales, the commission payable by the Company to the sales agent with respect to such sales and the net offering proceeds (being the gross offering proceeds for such sales less the commission payable for such sales). To the extent required by the Exchange Act, the Company will report for each annual and interim period during which Offered Shares are distributed pursuant to this offering the number and average price of the Offered Shares distributed and the aggregate gross and aggregate net proceeds raised, and the aggregate commissions paid or payable, under the offering.

The compensation payable to the sales agent for sales of Offered Shares sold pursuant to the equity distribution agreement will be up to 2.0% of the gross offering proceeds per Offered Share sold under the equity distribution agreement. Settlement of any sales of Offered Shares will occur on the first trading day following the date on which the sale was made. There is no arrangement for funds to be received in an escrow, trust, or similar arrangement. Sales of Offered Shares in the United States will be settled through the facilities of The Depository Trust Company or by such other means as the Company and the sales agent may agree.

If we have or the sales agent has reason to believe that the exemptive provisions set forth in Rule 101(c)(l) of Regulation M under the Exchange Act, are not satisfied with respect to us or our shares of Common Stock, we are or the sales agent is, as applicable, required by the equity distribution agreement to notify the other parties, and sales of Offered Shares under the equity distribution agreement must be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

The offering of the Offered Shares pursuant to the equity distribution agreement will terminate upon the earlier of (i) the sale of all of the Offered Shares subject to the equity distribution agreement, (ii) termination of the equity distribution agreement by the Company or by the sales agent as provided therein, or (iii) on the third anniversary of the date of the equity distribution agreement.

In connection with the sales of the Offered Shares on the Company’s behalf, the sales agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the sales agent may be deemed to be underwriting commissions or discounts.

The Company has agreed to provide indemnification and contribution to the sales agent against certain liabilities, including liabilities under the Securities Act and the Exchange Act. In addition, the Company has agreed to pay the reasonable expenses of the sales agent in connection with this offering.

Neither the sales agent, nor any affiliate of the sales agent nor any person or company acting jointly or in concert with the sales agent may, in connection with the distribution, enter into any transaction that is intended to stabilize or maintain the market price of the securities or securities of the same class as the securities distributed under the prospectus or this prospectus supplement, including selling an aggregate number or principal amount of securities that would result in the sales agent creating an over-allocation position in the securities.

The total expenses that the Company incurred related to the commencement of the offering, excluding the commission payable to the sales agent under the terms of the equity distribution agreement, were approximately $0.5 million.

The issued and outstanding shares of Common Stock are listed and traded on the Nasdaq. The Nasdaq has authorized the listing of the Offered Shares that may be distributed under the offering.

Other Relationships

The sales agent and its respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The sales agent and some of its affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. The sales agent has received, or may in the future receive, customary fees and commissions for these transactions. The sales agent or its affiliates are agents and/or lenders under our revolving credit facility. We have also entered into, in the ordinary course of business, various derivative financial instrument transactions related to our crude oil and natural gas purchases and sales of finished fuel products, including diesel and gasoline crack spread hedges, with certain affiliates of the sales agent. We may enter into similar arrangements with these entities or their affiliates in the future.

The sales agent or certain of its affiliates that have a lending relationship with us routinely hedge or are likely to hedge their credit exposure to us consistent with their customary risk management policies. Typically, the sales agent and its affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially our Common Stock. Any such credit default swaps or short positions could adversely affect future trading prices of our Common Stock.

In addition, in the ordinary course of their business activities, the sales agent and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The sales agent and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

The decision to make any distribution of Offered Shares pursuant to the offering and the determination of the terms of the offering from time to time will be made through negotiation between Company and the sales agent.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Gibson, Dunn & Crutcher LLP, Houston, Texas, and for the sales agent by Baker Botts L.L.P., Houston, Texas.

EXPERTS

The consolidated financial statements of Calumet Specialty Products Partners, L.P. appearing in Calumet Specialty Products Partners, L.P.’s Annual Report (Form 10-K) for the year ended December 31, 2023, and the effectiveness of Calumet Specialty Products Partners, L.P.’s internal control over financial reporting as of December 31, 2023 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The balance sheet of Calumet, Inc. as of January 8, 2024, incorporated by reference in this prospectus supplement and the accompanying base prospectus, has been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS

Calumet, Inc.

Common Stock

Preferred Stock

Debt Securities

Warrants

From time to time we may offer and sell the following securities:

•	shares of common stock, par value $0.01 per share (“common stock”);

•	shares of preferred stock, par value $0.01 per share (“preferred stock”);

•	debt securities, which may be senior or subordinated; and

•	warrants.

We may offer and sell these securities from time to time in amounts, at prices and on terms to be determined by market conditions and other factors at the time of our offerings. We may offer and sell these securities through agents, through underwriters or dealers or directly to one or more purchasers, including existing stockholders. This prospectus provides you with a general description of these securities and the general manner in which we will offer the securities. Each time securities are offered, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus.

Our common stock is traded on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “CLMT.” The last reported sale price of our common stock on January 13, 2025, as reported by Nasdaq, was $22.00 per share.

You should read carefully this prospectus, the documents incorporated by reference in this prospectus and any prospectus supplement before you invest. Please read “Risk Factors” beginning on page 2 of this prospectus for information on certain risks related to the purchase of our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 14, 2025.

You should rely only on the information contained in this prospectus, any prospectus supplement and the documents we have incorporated by reference herein. We have not authorized any dealer, salesperson or other person to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security. Our business, financial condition, results of operation and prospects may have changed since that date.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings. This prospectus generally describes Calumet, Inc. and the securities we may offer. Each time securities are offered by means of this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. We may also add or update in any prospectus supplement (and in any related free writing prospectus that we may authorize to be provided to you) any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. Please read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find More Information,” carefully before buying any of the securities being offered.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or are incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

Unless the context requires otherwise or unless otherwise noted, all references in this prospectus or any accompanying prospectus supplement to the “Company,” “we,” “our,” “us” or like terms are to Calumet, Inc. and its subsidiaries for the periods following the completion of Calumet Specialty Products Partners, L.P. conversion to Calumet, Inc. on July 10, 2024 (the “Conversion”). For the periods prior to the Conversion, unless the context requires otherwise or unless otherwise noted, all references in this prospectus or any accompanying prospectus supplement to the “Company,” “we,” “our,” “us” or like terms are to Calumet Specialty Products Partners, L.P. and its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), that registers the offer and sale of the securities covered by this prospectus. The registration statement, including the exhibits attached thereto and incorporated by reference therein, contains additional relevant information about us. In addition, we file annual, quarterly and other reports and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our SEC filings are available on the SEC’s website at www.sec.gov.

The SEC allows us to “incorporate by reference” the information we have filed with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to other documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. Information that we later provide to the SEC, and which is deemed to be “filed” with the SEC, will automatically update information previously filed with the SEC, and may update or replace information in this prospectus and information previously filed with the SEC.

We incorporate by reference the documents listed below, which have been previously filed by Calumet Specialty Products Partners, L.P. (the “Partnership”), or by Calumet, Inc., as successor registrant, with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (excluding information deemed to be furnished and not filed with the SEC), until all offerings under the registration statement of which this prospectus forms a part are completed or terminated:

•	the Annual Report on Form 10-K of the Partnership for the year ended December 31, 2023, filed with the SEC on February 29, 2024;

•	the Quarterly Report on Form 10-Q of the Partnership for the quarter ended March 31, 2024, filed with the SEC on May 10, 2024;

•	the Quarterly Report on Form 10-Q of Calumet, Inc. for the quarter ended June 30, 2024, filed with the SEC on August 9, 2024;

•	the Quarterly Report on Form 10-Q of Calumet, Inc. for the quarter ended September 30, 2024, filed with the SEC on November 12, 2024;

•

the Current Reports on Form 8-K of the Partnership (excluding Items 2.02 and 7.01 and related exhibits), filed with the SEC on January  24, 2024, February 12, 2024, February 23, 2024, February 23, 2024, March 5, 2024, March 12, 2024, April  5, 2024, April 19, 2024, July  5, 2024 and July 10, 2024;

•	the Current Report on Form 8-K12B of Calumet, Inc. filed with the SEC on July 10, 2024;

•

the Current Reports on Form 8-K of Calumet, Inc. (excluding Items 2.02 and 7.01 and related exhibits unless otherwise noted), filed with the SEC on July  16, 2024, August  9, 2024, October 3, 2024, October 24, 2024, November  6, 2024, November  25, 2024, January  10, 2025 and January 14, 2025 (including Item 2.02);

•

the audited balance sheet of Calumet, Inc. and the report of independent registered public accounting firm thereon, included in the proxy statement/prospectus of Calumet, Inc., filed with the SEC on June 7, 2024 pursuant to Rule 424(b)(3); and

•	the description of the common stock contained in Calumet, Inc.’s Form 8-K12B, filed with the SEC on July 10, 2024 pursuant to Section 12(b) of the Exchange Act.

These reports contain important information about us, our financial condition and our results of operations.

We make available free of charge on or through our website, www.calumet.com, our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. We make our website content available for information purposes only. Information contained on our website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

You may obtain copies of any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at the address provided above. You also may request a copy of any document incorporated by reference in this prospectus (including exhibits to those documents specifically incorporated by reference in this prospectus), at no cost, by contacting us at:

Calumet, Inc.

1060 N Capitol Ave, Suite 6-401

Indianapolis, Indiana 46204

(317) 328-5660

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain certain forward-looking statements. These statements can be identified by the use of forward-looking terminology including “will,” “may,” “intend,” “believe,” “expect,” “outlook,” “anticipate,” “estimate,” “continue,” “plan,” “should,” “could,” “would,” or other similar words. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in the section titled “Risk Factors—Risks Related to Our Business” and “—Risks Related to Montana Renewables” in the Annual Report on Form 10-K of the Partnership for the year ended December 31, 2023, the section titled “Risk Factors” in the Quarterly Report on Form 10-Q of Calumet, Inc. for the quarter ended June 30, 2024 and elsewhere in this prospectus, including, but not limited to, the following:

•	demand for finished products in markets we serve;

•	estimated capital expenditures as a result of required audits or required operational changes or other environmental and regulatory liabilities;

•	our anticipated levels of, use and effectiveness of derivatives to mitigate our exposure to crude oil price changes, natural gas price changes and fuel products price changes;

•

estimated costs of complying with the U.S. Environmental Protection Agency’s Renewable Fuel Standard, including the prices paid for Renewable Identification Numbers (“RINs”) and the amount of RINs we may be required to purchase in any given compliance year, and the outcome of any litigation concerning our existing small refinery exemption petitions;

•	our ability to meet our financial commitments, debt service obligations, debt instrument covenants, contingencies and anticipated capital expenditures;

•	our access to capital to fund capital expenditures and our working capital needs and our ability to obtain debt or equity financing on satisfactory terms;

•	our access to inventory financing under our supply and offtake agreements;

•	the effect, impact, potential duration or other implications of supply chain disruptions and global energy shortages on our business and operations;

•

general economic and political conditions, including inflationary pressures, instability in financial institutions, the prospect of a shutdown of the U.S. federal government, general economic slowdown or a recession, political tensions, conflicts and war (such as the ongoing conflicts in Ukraine and the Middle East and their regional and global ramifications);

•	the future effectiveness of our enterprise resource planning system to further enhance operating efficiencies and provide more effective management of our business operations;

•	our expectation regarding our business outlook with respect to the Montana Renewables business;

•	the expected benefits of the Conversion to us and our stockholders; and

•

other factors and uncertainties discussed in this prospectus and our filings with the SEC, including the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2023, that are not purely historical data.

These forward-looking statements are based on our expectations and beliefs as of the date hereof concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that management anticipates. All comments concerning our current expectations for future sales and operating results are based on forecasts for our existing operations and do not include the potential impact of any future acquisition or disposition transactions. These forward-looking statements involve significant risks and

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uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We do not undertake any obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

ABOUT CALUMET, INC.

We manufacture, formulate and market a diversified slate of specialty branded products and renewable fuels to customers across a broad range of consumer-facing and industrial markets. We are headquartered in Indianapolis, Indiana and operate twelve facilities throughout North America.

Our operations are managed using the following reportable segments: Specialty Products and Solutions; Performance Brands; Montana/Renewables; and Corporate. In our Specialty Products and Solutions segment, we manufacture and market a wide variety of solvents, waxes, customized lubricating oils, white oils, petrolatums, gels, esters, and other products. Our specialty products are sold to domestic and international customers who purchase them primarily as raw material components for consumer-facing and industrial products. In our Performance Brands segment, we blend, package and market high performance products through our Royal Purple, Bel-Ray, and TruFuel brands. Our Montana/Renewables segment is comprised of two facilities — renewable fuels and specialty asphalt. At our Great Falls renewable fuels facility, we process a variety of geographically advantaged renewable feedstocks into renewable diesel, sustainable aviation fuel, renewable hydrogen, renewable natural gas, renewable propane, and renewable naphtha that are distributed into renewable markets in the western half of North America. At our Montana specialty asphalt facility, we process Canadian crude oil into conventional gasoline, diesel, jet fuel and specialty grades of asphalt, with production sized to serve local markets. Our Corporate segment primarily consists of general and administrative expenses not allocated to the Specialty Products and Solutions, Performance Brands or Montana/Renewables segments.

Our principal executive offices are located at 1060 N Capitol Ave, Suite 6-401, Indianapolis, Indiana 46204, and our telephone number is (317) 328-5660.

RISK FACTORS

An investment in our securities involves a significant degree of risk. Before you invest in our securities, you should carefully consider those risk factors incorporated by reference herein from our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our securities. If any of these risks were actually to occur, our business, financial condition or results of operations could be materially adversely affected. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations and financial condition. Please read “Cautionary Statement Regarding Forward-Looking Statements.”

USE OF PROCEEDS

Unless otherwise specified in an accompanying prospectus supplement, we will use the net proceeds we receive from the sale of the securities covered by this prospectus for general corporate purposes, which may include, among other things, paying or refinancing all or a portion of our indebtedness at the time, funding acquisitions, capital expenditures and working capital.

The actual application of the net proceeds from the sale of any particular offering of securities using this prospectus will be described in the applicable prospectus supplement relating to such offering.

DESCRIPTION OF CAPITAL STOCK

As of January 13, 2025, the authorized capital stock of Calumet, Inc. consisted of 700,000,000 shares of common stock, par value $0.01 per share, of which 85,950,493 shares are issued and outstanding and 100,000,000 shares of preferred stock, par value $0.01 per share, of which no shares are issued and outstanding.

The following summary of our common stock, preferred stock, amended and restated certificate of incorporation and amended and restated bylaws of the Company does not purport to be complete and is qualified in its entirety by reference to the provisions of applicable law and to our amended and restated certificate of incorporation and amended and restated bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part.

Common Stock

Voting Rights. Holders of shares of common stock are entitled to one vote for each share held of record on all matters on which stockholders are entitled to vote generally, including the election or removal of directors elected by the stockholders generally. The holders of the common stock do not have cumulative voting rights in the election of directors.

Dividend Rights. Holders of shares of common stock are entitled to receive dividends to the extent permitted by applicable law when, as and if declared by our board of directors (the “Board”) out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock.

Liquidation Rights. Upon our liquidation, dissolution or winding up and after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of shares of common stock are entitled to receive pro rata our remaining assets available for distribution.

Other Matters. All shares of common stock issued and outstanding is fully paid and non-assessable. The common stock is not subject to further calls or assessments by us. Holders of shares of common stock will not have preemptive, subscription, redemption or conversion rights. There are no redemption or sinking fund provisions applicable to the common stock. The rights powers, preferences and privileges of the common stock are subject to those of the holders of any shares of preferred stock or any other series or class of stock that we may authorize and issue in the future.

Preferred Stock

Our amended and restated certificate of incorporation authorizes the Board to establish one or more series of preferred stock (including convertible preferred stock). Unless required by law or any stock exchange, the authorized shares of preferred stock will be available for issuance without further action by the holders of the common stock. The Board is able to determine, with respect to any series of preferred stock, the powers (including voting powers), preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, including, without limitation:

•	the designation of the series;

•

the number of shares of the series, which the Board may, except where otherwise provided in the preferred stock designation, increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares then outstanding);

•	whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;

•	the dates at which dividends, if any, will be payable;

•	the redemption or repurchase rights and price or prices, if any, for shares of the series;

•	the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

•	the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of our affairs;

•

whether the shares of the series will be convertible into shares of any other class or series, or any other security, of the Company or any other entity, and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates, any rate adjustments, the date or dates as of which the shares will be convertible and all other terms and conditions upon which the conversion may be made;

•	restrictions on the issuance of shares of the same series or of any other class or series; and

•	the voting rights, if any, of the holders of the series.

Dividends

The Delaware General Corporation Law (the “DGCL”) permits a corporation to declare and pay dividends out of “surplus” or, if there is no “surplus,” out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. “Surplus” is defined as the excess of the net assets of the corporation over the amount determined to be the capital of the corporation by its board of directors. The capital of the corporation is typically calculated to be (and cannot be less than) the aggregate par value of all issued shares of capital stock. Net assets equals the fair value of the total assets minus total liabilities. The DGCL also provides that dividends may not be paid out of net profits if, after the payment of the dividend, remaining capital would be less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets. Declaration and payment of any dividend is subject to the discretion of the Board.

We have no current plans to pay dividends on the common stock. Any decision to declare and pay dividends in the future will be made at the sole discretion of the Board and will depend on, among other things, our results of operations, cash requirements, financial condition, contractual restrictions and other factors that the Board may deem relevant. Because we are a holding company and have no direct operations, we are only able to pay dividends from funds we receive from our subsidiaries. In addition, our ability to pay dividends is limited by covenants in our existing indebtedness and may be limited by the agreements governing other indebtedness that we or our subsidiaries incur in the future.

Annual Stockholder Meetings

Our amended and restated bylaws provide that annual stockholder meetings will be held at a date, time and place, if any, as exclusively selected by the Board. To the extent permitted under applicable law, we may conduct meetings by remote communications, including by webcast.

Anti-Takeover Effects of Our Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws and Certain Provisions of Delaware Law

Our amended and restated certificate of incorporation, amended and restated bylaws and the DGCL contain provisions, which are summarized in the following paragraphs, which are intended to enhance the likelihood of continuity and stability in the composition of the Board. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile or abusive change of control and enhance the ability of the Board to maximize stockholder value in connection with any unsolicited offer to acquire the Company. However, these provisions may have an anti-takeover effect and may delay, deter or prevent a merger or acquisition of us by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the prevailing market price for the shares of common stock held by stockholders.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of shares that are authorized and available for issuance. However, the listing requirements of Nasdaq, which will apply so long as the common stock remains listed on Nasdaq, require stockholder approval of certain issuances equal to or exceeding 20% of the then-outstanding voting power of our capital stock or the-then outstanding number of shares of common stock. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

The Board may generally issue shares of one or more series of preferred stock on terms calculated to discourage, delay or prevent a change of control of the Company or the removal of its management. Moreover, our authorized but unissued shares of preferred stock are available for future issuances in one or more series without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, to facilitate acquisitions and in connection with employee benefit plans.

One of the effects of the existence of authorized and unissued and unreserved common stock or preferred stock may be to enable the Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of the Company’s management and possibly deprive our stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

Classified Board of Directors

Pursuant to our amended and restated certificate of incorporation, the Board is divided into three classes of directors, with the directors serving three-year terms (other than with respect to the initial terms of the Class I and Class II directors, which are one and two years, respectively). As a result, approximately one-third of the Board will be elected each year. The classification of directors will have the effect of making it more difficult for stockholders to change the composition of the Board. Our amended and restated certificate of incorporation and amended and restated bylaws provide that, subject to the limitations set forth in our amended and restated certificate of incorporation with respect to the rights of The Heritage Group to designate for nomination a certain number of directors and any rights of holders of preferred stock to elect additional directors under specified circumstances, the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by the Board.

Delaware Law

We are not subject to the provisions of Section 203 of the DGCL, regulating corporate takeovers. Under our amended and restated certificate of incorporation, we are prohibited from engaging in any business combination (as defined below) with any interested stockholder (as defined below) for a period of three years following the date that the stockholder became an interested stockholder, unless:

•

the business combination or the transaction which resulted in the interested stockholder becoming an interested stockholder is approved by the Board before the date the interested stockholder attained that status;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding certain shares); or

•

at or subsequent to such time the business combination is approved by the Board and authorized at a meeting of stockholders by at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

For purposes of these provisions, a “business combination” includes, among other things, a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder, and an “interested stockholder” includes a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of our outstanding voting stock.

Removal of Directors; Vacancies and Newly Created Directorships

Under the DGCL, unless otherwise provided in our amended and restated certificate of incorporation, directors serving on a classified board may be removed by the stockholders only for cause. Our amended and restated certificate of incorporation provides that, subject to the rights granted therein, directors may be removed only for cause, and only upon the affirmative vote of holders of at least 66 2/3% of the voting power of all the then-outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class.

In addition, our amended and restated certificate of incorporation also provides that, subject to the rights granted therein, any newly created directorship on the Board that results from an increase in the number of directors and any vacancy occurring in the Board may only be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

Quorum

Except as otherwise provided under our amended and restated certificate of incorporation, for so long as The Heritage Group and its Permitted Transferees (as defined in our amended and restated certificate of incorporation) (collectively, the “THG Stockholders”) and their respective Affiliates (as defined in our amended and restated certificate of incorporation) own 15% or more of the outstanding shares of common stock, the attendance of at least one director designated by the THG Stockholders shall be required to constitute a quorum of the Board (or any committee of the Board on which a director designated by the THG Stockholders serves) for the transaction of business with respect to such action or decision unless each director designated by the THG Stockholders provides notice to the remaining members of the Board, the Chairperson of the Board or the Secretary of the Company waiving such right to be included in quorum at such meeting. If there is less than a quorum at any meeting of the Board (or any committee of the Board on which a director designated by the THG Stockholders serves), a majority of the directors present may adjourn the meeting to a time no earlier than five business days after notice of such adjournment. If a director designated by the THG Stockholders is not present at the next meeting following an adjournment, then the presence of a number of directors exceeding 50% of the entire Board (or exceeding 50% of the entire committee, as applicable) entitled to vote shall constitute a quorum for the next meeting.

No Cumulative Voting

Under Delaware law, the right to vote in the election of directors cumulatively does not exist unless the certificate of incorporation specifically authorizes cumulative voting. Our amended and restated certificate of incorporation does not authorize cumulative voting. Therefore, stockholders holding a majority in voting power of the shares of our stock entitled to vote generally in the election of directors will be able to elect all directors.

Special Stockholder Meetings

Our amended and restated certificate of incorporation provides that special meetings of our stockholders may be called at any time only by the Board, and may not be called by any other person. Our amended and restated bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. These provisions may have the effect of deterring, delaying or discouraging hostile takeovers, or changes in control or management of the Company.

Director Nominations and Stockholder Proposals

Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the Board or a committee of the Board or nominations made pursuant to our amended and restated certificate of incorporation. In order for any matter to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide us with certain information. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. Our amended and restated bylaws also specify requirements as to the form and content of a stockholder’s notice. Our amended and restated bylaws allow the chairperson of the meeting at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of the Company.

Consent Rights

Our amended and restated certificate of incorporation provides that, until the earlier of the THG Stockholders and their respective Affiliates no longer owning at least 5% of the outstanding shares of common stock and the third anniversary of the closing date of the Conversion, each of the following will require the consent of the THG Stockholders: (i) any amendment, modification or restatement of the organizational documents of the Company (including our amended and restated certificate of incorporation and amended and restated bylaws) or any of our significant subsidiaries, (ii) any increase or decrease in the size of the Board, (iii) any appointment or removal of the Chairman of the Board or Chief Executive Officer of the Company, and (iv) initiating any voluntary liquidation, winding up or filing any petition in bankruptcy of the Company or any of its significant subsidiaries.

No Stockholder Action by Written Consent

Our amended and restated certificate of incorporation provides that any action required or permitted to be taken by the stockholders must be taken at a duly called annual or special meeting of stockholders and may not be taken by any consent in writing of such stockholders.

Supermajority Provisions

Our amended and restated certificate of incorporation and amended and restated bylaws provide that, except as otherwise provided in our amended and restated certificate of incorporation, the board of directors is expressly authorized to make, alter, amend, change, add to, rescind or repeal, in whole or in part, our bylaws without a stockholder vote in any matter not inconsistent with the laws of the State of Delaware or our amended and restated certificate of incorporation. Any amendment, alteration, rescission or repeal of our bylaws by our stockholders requires the affirmative vote of the holders of at least 66 2/3% in voting power of all outstanding shares of stock entitled to vote thereon, voting together as a single class.

The DGCL provides generally that the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon, voting together as a single class, is required to amend a corporation’s certificate of incorporation, unless the certificate of incorporation requires a greater percentage.

Our amended and restated certificate of incorporation provides that, except as otherwise provided therein, the following provisions in our amended and restated certificate of incorporation may be amended, altered, repealed or rescinded only by the affirmative vote of the holders of at least 66 2/3% in voting power of all outstanding shares of our stock entitled to vote thereon, voting together as a single class:

•	the provision requiring a 66 2/3% supermajority vote for stockholders to amend our amended and restated bylaws;

•	the provisions providing for a classified board of directors (the election and term of our directors);

•	the provisions regarding resignation and removal of directors;

•	the provisions regarding competition and corporate opportunities;

•	the provisions opting out of Section 203 of the DGCL (as described above);

•	the provisions regarding stockholder action by written consent;

•	the provisions regarding calling special meetings of stockholders;

•	the provisions relating to annual meetings of stockholders;

•	the provisions relating to the forum selection;

•	the provisions regarding filling vacancies on our board of directors and newly-created directorships;

•	the provisions eliminating monetary damages to the fullest extent permitted by the DGCL for breaches of fiduciary duty by a director;

•	the amendment provision requiring that the above provisions be amended only with a 66 2/3% supermajority vote; and

•	certain defined terms used in our amended and restated certificate of incorporation.

The combination of the classification of the Board, the lack of cumulative voting and the supermajority voting requirements will make it more difficult for our existing stockholders to replace the Board as well as for another party to obtain control of the Company by replacing the Board. Because the Board has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management.

These provisions may have the effect of deterring hostile takeovers or delaying or preventing changes in control of the Company or its management, such as a merger, reorganization or tender offer. These provisions are intended to enhance the likelihood of continued stability in the composition of the Board and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of the Company. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions are also intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts. Such provisions may also have the effect of preventing changes in management.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, our stockholders will have appraisal rights in connection with a merger or consolidation of the Company. Pursuant to the DGCL, stockholders entitled to seek appraisal who properly assert and perfect appraisal rights in accordance with Section 262 of the DGCL in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Court of Chancery of the State of Delaware.

Stockholders’ Derivative Actions

Under the DGCL, any of our stockholders may bring an action in the Company’s name to procure a judgment in its favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved upon such stockholder by operation of law.

Corporate Opportunity

Delaware law permits a corporation to adopt provisions in its certificate of incorporation renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers or directors. Our amended and restated certificate of incorporation renounces, to the fullest extent permitted by applicable law, any interest or expectancy that the Company has in, or right to be offered an opportunity to participate in, specified business opportunities that are from time to time presented to the Company’s officers, directors or stockholders or their respective affiliates, other than those officers, directors, stockholders or affiliates who are employees of the Company or its subsidiaries.

Limitations on Liability and Indemnification and Advancement of Expenses of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors and officers to corporations and their stockholders for monetary damages for breaches of fiduciary duties, subject to certain exceptions. Our amended and restated certificate of incorporation includes a provision that eliminates the personal liability of directors and officers for monetary damages to the corporation or its stockholders for any breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The effect of these provisions is to eliminate the rights of the Company and its stockholders, through stockholders’ derivative suits on our behalf, to recover monetary damages from a director or officer for breach of fiduciary duty as a director or officer, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any breaches of the director’s or officer’s duty of loyalty, any acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law, any authorization of dividends or stock redemptions or repurchases paid or made in violation of the DGCL, or for any transaction from which the director or officer derived an improper personal benefit.

Our amended and restated bylaws generally provide that we must indemnify and advance expenses to our directors and officers to the fullest extent authorized by the DGCL. We also are expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for our directors, officers and certain employees for some liabilities. In addition, we have entered into indemnification agreements with our directors and officers. We believe that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability, indemnification and advancement provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors and officers for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification or advancement of expenses is sought.

Transfer Agent and Registrar

The Transfer Agent and Registrar for our common stock is Computershare Trust Company, N.A.

Listing

Our common stock is listed on Nasdaq under the symbol “CLMT.”

DESCRIPTION OF DEBT SECURITIES

General

Calumet, Inc. may issue debt securities in one or more series. When used in this “Description of Debt Securities” section, unless we state otherwise or the context clearly indicates otherwise, references to the “Company,” “we,” “us,” and “our” refer to Calumet, Inc. and not any of its subsidiaries. We may issue senior or subordinated debt securities. Neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. Thus, by owning a debt security, you will be one of our unsecured creditors.

The senior debt securities will constitute part of our senior debt, will be issued under a senior debt indenture described below and will rank equally with all of our other unsecured and unsubordinated debt. The subordinated debt securities will constitute part of our subordinated debt, will be issued under a subordinated debt indenture described below and will be subordinate in right of payment to all of our “senior debt,” as defined in the indenture with respect to such subordinated debt securities. The prospectus supplement for any series of subordinated debt securities or the information incorporated in this prospectus by reference will indicate the approximate amount of senior debt outstanding as of the end of the then most recent fiscal quarter. Neither indenture will limit our ability to incur additional senior debt or other indebtedness.

When we refer to “debt securities” in this prospectus, we mean both the senior debt securities and the subordinated debt securities. When we refer to a “debt security” in this prospectus, we mean either a senior debt security or a subordinated debt security.

We conduct substantially all of our operations through subsidiaries and expect that we will continue to do so. As a result, cash we obtain from our subsidiaries is the principal source of funds necessary to meet our debt service obligations. Contractual provisions or laws, as well as our subsidiaries’ financial condition and operating requirements, may limit our ability to obtain cash from our subsidiaries that we require to pay our debt service obligations, including payments on the debt securities. In addition, holders of the debt securities will have a junior position to the claims of creditors, including trade creditors and tort claimants, of our subsidiaries on their assets and earnings.

The debt indentures and their associated documents, including your debt security, will contain the full legal text of the matters described in this section and your prospectus supplement. We have filed forms of the indentures with the SEC as exhibits to our registration statement of which this prospectus is a part. Please read “Where You Can Find More Information” in this prospectus for information on how to obtain copies of them.

This section and your prospectus supplement summarize material terms of the indentures and your debt security. They do not, however, describe every aspect of the indentures and your debt security. For example, in this section and your prospectus supplement, we use terms that have been given special meaning in the indentures, but we describe the meaning for only the more important of those terms. Your prospectus supplement will have a more detailed description of the specific terms of your debt security.

Indentures

The senior debt securities and subordinated debt securities will each be governed by a document called an indenture. Each indenture is a contract between us and the trustee. The indentures are substantially identical, except for certain provisions including those relating to subordination, which are included only in the indenture related to subordinated debt securities.

The trustee under each indenture has two main roles:

•

first, the trustee can enforce your rights against us if we default, but there are some limitations on the extent to which the trustee acts on your behalf, which we describe later under “ —Default, Remedies and Waiver of Default”; and

•	second, the trustee performs administrative duties for us, such as sending you interest payments and notices.

When we refer to the “indenture” or the “trustee” with respect to any debt securities, we mean the indenture under which those debt securities are issued and the trustee under that indenture.

Series of Debt Securities

We may issue as many distinct debt securities or series of debt securities under either indenture as we wish. This section summarizes terms of the securities that apply generally to all debt securities and series of debt securities. The provisions of each indenture allow us not only to issue debt securities with terms different from those of debt securities previously issued under that indenture, but also to “reopen” a previously issued series of debt securities and issue additional debt securities of that series. We will describe most of the financial and other specific terms of your debt security, whether it is a series of the senior debt securities or the subordinated debt securities, in your prospectus supplement. Those terms may vary from the terms described here.

As you read this section, please remember that the specific terms of your debt security as described in your prospectus supplement will supplement and, if applicable, modify or replace the general terms described in this section. If there are any differences between your prospectus supplement and this prospectus with respect to your debt security, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your debt security.

When we refer to a “series of debt securities,” we mean a series of debt securities issued under the applicable indenture. When we refer to “your debt security,” we mean the series of debt securities you purchase. When we refer to “your prospectus supplement,” we mean the prospectus supplement describing the specific terms of your debt security. The terms used in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

Amounts of Issuances

Neither indenture will limit the aggregate amount of debt securities that we may issue or the number of series or the aggregate amount of any particular series. We may issue debt securities and other securities at any time without your consent and without notifying you. The indentures and the debt securities will not limit our ability to incur other indebtedness or to issue other securities other than as specified in your debt security, as applicable. Also, unless otherwise specified below or in your prospectus supplement, we are not subject to financial or similar restrictions by the terms of the debt securities.

Principal Amount, Stated Maturity and Maturity

Unless otherwise stated, the principal amount of a debt security means the principal amount payable at its stated maturity, unless that amount is not determinable, in which case the principal amount of a debt security is its face amount. The term “stated maturity” with respect to any debt security means the day on which the principal amount of your debt security is scheduled to become due. The principal may become due sooner, by reason of redemption, acceleration after a default or otherwise in accordance with the terms of the debt security. The day on which the principal actually becomes due, whether at the stated maturity or earlier, is called the “maturity” of the principal. We also use the terms “stated maturity” and “maturity” to refer to the days when other payments become due. For example, we may refer to a regular interest payment date when an installment of interest is scheduled to become due as the “stated maturity” of that installment. When we refer to the “stated maturity” or the “maturity” of a debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.

Specific Terms of Debt Securities

Your prospectus supplement will describe the specific terms of your debt security, which will include some or all of the following:

•	the title of the series of your debt security and whether it is a senior debt security or a subordinated debt security;

•	any limit on the total principal amount of the debt securities of the same series;

•	the stated maturity;

•	the currency or currencies for principal and interest, if not U.S. dollars;

•	the price at which we originally issue your debt security, expressed as a percentage of the principal amount, and the original issue date;

•	whether your debt security is a fixed rate debt security, a floating rate debt security or an indexed debt security;

•	if your debt security is a fixed rate debt security, the yearly rate at which your debt security will bear interest, if any, and the interest payment dates;

•

if your debt security is a floating rate debt security, the interest rate basis; any applicable index currency or index maturity, spread or spread multiplier or initial base rate, maximum rate or minimum rate; the interest reset, determination, calculation and payment dates; the day count convention used to calculate interest payments for any period; the business day convention; and the calculation agent;

•

if your debt security is an indexed debt security, the principal amount, if any, we will pay you at maturity, interest payment dates, the amount of interest, if any, we will pay you on an interest payment date or the formula we will use to calculate these amounts, if any, and the terms on which your debt security will be exchangeable for or payable in cash, securities or other property;

•

if your debt security may be converted into or exercised or exchanged for common or preferred stock or other securities of the Company or debt or equity securities of one or more third parties, the terms on which conversion, exercise or exchange may occur, including whether conversion, exercise or exchange is mandatory, at the option of the holder or at our option, the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of common or preferred stock or other securities issuable upon conversion, exercise or exchange may be adjusted;

•	if your debt security is also an original issue discount debt security, the yield to maturity;

•

if applicable, the circumstances under which your debt security may be redeemed at our option or repaid at the holder’s option before the stated maturity, including any redemption commencement date, repayment date(s), redemption price(s) and redemption period(s);

•	the authorized denominations, if other than $2,000 and integral multiples of $1,000;

•

the depositary for your debt security, if other than The Depository Trust Company (“DTC”), and any circumstances under which the holder may request securities in non-global form, if we choose not to issue your debt security in book-entry form only;

•

if applicable, the circumstances under which we will pay additional amounts on any debt securities held by a person who is not a U.S. person for tax purposes and under which we can redeem the debt securities if we have to pay additional amounts;

•	the names and duties of any co-trustees, depositaries, authenticating agents, paying agents, transfer agents or registrars for your debt security, as applicable; and

•	any other terms of your debt security, which could be different from those described in this prospectus.

Governing Law

The indentures and the debt securities will be governed by New York law.

Form of Debt Securities

We will issue each debt security only in registered form, without coupons, unless we specify otherwise in the applicable prospectus supplement. In addition, we will issue each debt security in global—i.e., book-entry—form only, unless we specify otherwise in the applicable prospectus supplement. Debt securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the debt securities represented by the global security. Those who own beneficial interests in a global debt security will do so through participants in the depositary’s securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. References to “holders” in this section mean those who own debt securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries.

Unless otherwise indicated in the prospectus supplement, the following is a summary of the depositary arrangements applicable to debt securities issued in global form and for which DTC acts as depositary.

Each global debt security will be deposited with, or on behalf of, DTC, as depositary, or its nominee, and registered in the name of a nominee of DTC. Except under the limited circumstances described below, global debt securities are not exchangeable for definitive certificated debt securities.

Ownership of beneficial interests in a global debt security is limited to institutions that have accounts with DTC or its nominee, or persons that may hold interests through those participants. In addition, ownership of beneficial interests by participants in a global debt security will be evidenced only by, and the transfer of that ownership interest will be effected only through, records maintained by DTC or its nominee for a global debt security. Ownership of beneficial interests in a global debt security by persons that hold those interests through participants will be evidenced only by, and the transfer of that ownership interest within that participant will be effected only through, records maintained by that participant. DTC has no knowledge of the actual beneficial owners of the debt securities. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participants through which the beneficial owners entered the transaction. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities they purchase in definitive form. These laws may impair your ability to transfer beneficial interests in a global debt security.

We will make payment of principal of, and interest on, debt securities represented by a global debt security registered in the name of or held by DTC or its nominee to DTC or its nominee, as the case may be, as the registered owner and holder of the global debt security representing those debt securities. DTC has advised us that upon receipt of any payment of principal of, or interest on, a global debt security, DTC immediately will credit accounts of participants on its book-entry registration and transfer system with payments in amounts proportionate to their respective interests in the principal amount of that global debt security, as shown in the records of DTC. Payments by participants to owners of beneficial interests in a global debt security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the sole responsibility of those participants, subject to any statutory or regulatory requirements that may be in effect from time to time.

Neither we, any trustee nor any of our respective agents will be responsible for any aspect of the records of DTC, any nominee or any participant relating to, or payments made on account of, beneficial interests in a permanent global debt security or for maintaining, supervising or reviewing any of the records of DTC, any nominee or any participant relating to such beneficial interests.

A global debt security is exchangeable for definitive certificated debt securities registered in the name of and a transfer of a global debt security may be registered to, any person other than DTC or its nominee, only if:

•

DTC notifies us that it is unwilling or unable to continue as depositary for that global security or has ceased to be a registered clearing agency and we do not appoint another institution to act as depositary within 90 days; or

•	we notify the trustee that we wish to terminate that global security.

Any global debt security that is exchangeable pursuant to the preceding paragraph will be exchangeable in whole for definitive certificated debt securities in registered form, of like tenor and of an equal aggregate principal amount as the global debt security, in denominations specified in the applicable prospectus supplement, if other than $2,000 and multiples of $1,000. The definitive debt securities will be registered by the registrar in the name or names instructed by DTC. We expect that these instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global debt security.

Except as provided above or in your prospectus supplement, owners of the beneficial interests in a global debt security will not be entitled to receive physical delivery of debt securities in definitive certificated form and will not be considered the holders of debt securities for any purpose under the indentures. Except as provided above, no global debt security shall be exchangeable except for another global debt security of like denomination and tenor to be registered in the name of DTC or its nominee. Accordingly, each person owning a beneficial interest in a global debt security must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the global debt security or the indentures.

We understand that, under existing industry practices, in the event that we request any action of holders, or an owner of a beneficial interest in a global debt security desires to give or take any action that a holder is entitled to give or take under the debt securities or the indentures, DTC would authorize the participants holding the relevant beneficial interests to give or take that action. Additionally, those participants would authorize beneficial owners owning through those participants to give or take that action or would otherwise act upon the instructions of beneficial owners owning through them.

DTC has advised us that it is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of transactions among its participants in securities through electronic book-entry changes in accounts of the participants. By doing so, DTC eliminates the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its participants and by the New York Stock Exchange, Inc. and NYSE Amex Equities. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Investors may hold interests in the debt securities outside the U.S. through the Euroclear System (“Euroclear”) or Clearstream Banking (“Clearstream”) if they are participants in those systems, or indirectly through organizations which are participants in those systems. Euroclear and Clearstream will hold interests on behalf of their participants through customers’ securities accounts in Euroclear’s and Clearstream’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the books of DTC.

Securities clearance accounts and cash accounts with Euroclear SA/NV are governed by the Terms and Conditions Governing Use of Euroclear, the related Operating Procedures of Euroclear, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear SA/NV acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

Distributions with respect to debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

We have provided the descriptions herein of the operations and procedures of DTC, Euroclear and Clearstream solely as a matter of convenience. These operations and procedures are solely within the control of DTC, Euroclear and Clearstream and are subject to change by them from time to time. We believe that the sources from which the information in this section and elsewhere in this prospectus concerning DTC, Euroclear, Euroclear SA/NV, Euroclear Clearance Systems S.C., Euroclear’s system, Clearstream and Clearstream’s system has been obtained are reliable, but neither we, any underwriters nor the trustee takes any responsibility for the accuracy of the information.

Initial settlement for the securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds. Secondary market trading between Euroclear participants and/or Clearstream participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Euroclear and Clearstream, as applicable, and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Euroclear participants or Clearstream participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time-zone differences, credits of securities received in Euroclear or Clearstream as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Credits or any transactions in securities settled during this processing will be reported to the relevant Euroclear or Clearstream participants on that following business day. Cash received in Euroclear or Clearstream as a result of sales of debt securities by or through a Euroclear participant or a Clearstream participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account only as of the business day following settlement in DTC.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

Redemption or Repayment

If there are any provisions regarding redemption or repayment applicable to your debt security, we will describe them in your prospectus supplement. We or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, at our discretion, be held, resold or canceled.

Mergers and Similar Transactions

We are generally permitted under the indentures to merge or consolidate with another corporation or other entity. We are also permitted under the indentures to sell all or substantially all of our assets to another corporation or other entity. With regard to any series of debt securities and other than as set forth in your prospectus supplement, however, we may not take any of these actions unless all the following conditions, among other things, are met:

•

If the successor entity in the transaction is not the Company, the successor entity must be organized as a corporation, limited liability company, partnership or trust and must expressly assume our obligations under the debt securities of that series and the indenture with respect to that series. The successor entity may be organized under the laws of the United States, any state thereof or the District of Columbia.

•

Immediately after the transaction, no default under the debt securities of that series has occurred and is continuing. For this purpose, “default under the debt securities of that series” means an event of default with respect to that series or any event that would be an event of default with respect to that series if the requirements for giving us default notice and for our default having to continue for a specific period of time were disregarded. We describe these matters below under “—Default, Remedies and Waiver of Default.”

If the conditions described above are satisfied with respect to the debt securities of any series, we will not need to obtain the approval of the holders of those debt securities in order to merge or consolidate or to sell all or substantially all our assets. Also, these conditions will apply only if we wish to merge or consolidate with another entity or sell all or substantially all of our assets to another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control of the Company but in which we do not merge or consolidate and any transaction in which we sell less than substantially all our assets.

The successor entity will be substituted for the Company with respect to the debt securities of any series and under the indenture with the same effect as if it had been an original party to the indenture, and, except in the case of a lease, the Company will be relieved from any further obligations and covenants under the indenture.

Subordination Provisions

Holders of subordinated debt securities should recognize that contractual provisions in the subordinated debt indenture may prohibit us from making payments on those securities. Subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the subordinated debt indenture, to all of our senior debt, as defined in the subordinated debt indenture, including all debt securities we have issued and will issue under the senior debt indenture.

The subordinated debt indenture will define “senior debt” as any indebtedness permitted under the terms of that indenture, unless the instrument under which such indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the subordinated debt securities.

Notwithstanding the foregoing, “senior debt” will not include: (i) equity interests; (ii) any liability for taxes; (iii) any indebtedness to any of our subsidiaries or affiliates; (iv) any trade payables; or (v) any indebtedness incurred in violation of the subordinated debt indenture.

We may modify the subordination provisions, including the definition of senior debt, with respect to one or more series of subordinated debt securities. Such modifications will be set forth in the applicable prospectus supplement.

The subordinated debt indenture provides that, unless all principal of and any premium or interest on the senior debt has been paid in full, no payment or other distribution may be made in respect of any subordinated debt securities in the following circumstances:

•	in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, assignment for creditors or other similar proceedings or events involving us or our assets;

•

(i) in the event and during the continuation of any default in the payment of principal of, and any premium and interest on, any senior debt beyond any applicable grace period or (ii) in the event that any event of default with respect to any senior debt has occurred and is continuing, permitting the holders of that senior debt (or a trustee) to accelerate the maturity of that senior debt, whether or not the maturity is in fact accelerated (unless, in the case of (i) or (ii), the payment default or event of default has been cured or waived or ceased to exist and any related acceleration has been rescinded) or (iii) in the event that any judicial proceeding is pending with respect to a payment default or event of default described in (i) or (ii); or

•	in the event that any subordinated debt securities have been declared due and payable before their stated maturity.

If the trustee under the subordinated debt indenture or any holders of the subordinated debt securities receive any payment or distribution that is prohibited under the subordination provisions, then the trustee or the holders will have to repay that money to the holders of the senior debt.

Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the trustee under the subordinated debt indenture and the holders of that series can take action against us, but they will not receive any money until the claims of the holders of senior debt have been fully satisfied.

The subordinated debt indenture allows the holders of senior debt to obtain a court order requiring us and any holder of subordinated debt securities to comply with the subordination provisions.

Defeasance, Covenant Defeasance and Satisfaction and Discharge

When we use the term defeasance, we mean discharge from some or all of our obligations under the applicable indenture. If we deposit with the trustee funds or government securities, or if so provided in your prospectus supplement, obligations other than government securities, sufficient to make payments on any series of debt securities on the dates those payments are due and payable and other specified conditions are satisfied, then, at our option, either of the following will occur:

•	we will be discharged from our obligations with respect to the debt securities of such series (“legal defeasance”); or

•	we will be discharged from any covenants we make in the applicable indenture for the benefit of such series and the related events of default will no longer apply to us (“covenant defeasance”).

If we defease any series of debt securities, the holders of such securities will not be entitled to the benefits of the applicable indenture, except for our obligations to register the transfer or exchange of such securities, replace stolen, lost or mutilated securities or maintain paying agencies and hold moneys for payment in trust. In case of covenant defeasance, our obligation to pay principal of, and any premium and interest on, the applicable series of debt securities will also survive.

We will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the applicable series of debt securities to recognize gain or loss for federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the United States Internal Revenue Service or a change in law to that effect.

In addition, we may satisfy and discharge all our obligations under the indenture with respect to debt securities of any series, other than our obligation to register the transfer of and exchange debt securities of that series, provided that we either:

•	deliver all outstanding debt securities of that series to the trustee for cancellation; or

•

all such debt securities not so delivered for cancellation have either become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year, and in the case of this bullet point, we have deposited with the trustee in trust an amount of cash sufficient to pay the entire indebtedness of such debt securities, including interest to the stated maturity or applicable redemption date.

No Personal Liability

No past, present or future director, officer, employee, incorporator, member, manager, partner (whether general or limited), stockholder or stockholder of the Company, as such, will have any liability for any obligations of us under the debt securities or the indentures or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of debt securities by accepting a debt security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the debt securities. The waiver may not be effective to waive liabilities under the federal securities laws.

Default, Remedies and Waiver of Default

You will have special rights if an event of default with respect to your debt security occurs and is continuing, as described in this subsection.

Events of Default

Unless your prospectus supplement says otherwise, when we refer to an event of default with respect to any series of debt securities, we mean any of the following:

•	we do not pay the principal of and any premium on any debt security of that series on the due date;

•	we do not pay interest on any debt security of that series within 30 days after the due date;

•

we do not deposit a sinking fund payment with regard to any debt security of that series within 60 days after the due date, but only if the payment is required under provisions described in the applicable prospectus supplement;

•

we remain in breach of our covenants regarding mergers or sales of substantially all of our assets or any other covenant we make in the indenture for the benefit of the relevant series, for 90 days after we receive a notice of default stating that we are in breach and requiring us to remedy the breach, which notice must be sent by the trustee or the holders of at least 25% in principal amount of the relevant series of debt securities;

•	we file for bankruptcy or other events of bankruptcy, insolvency or reorganization relating to the Company occur; or

•	if the applicable prospectus supplement states that any additional event of default applies to the series, that event of default occurs.

We may change, eliminate, or add to the events of default with respect to any particular series or any particular debt security or debt securities within a series, as indicated in the applicable prospectus supplement.

Remedies if an Event of Default Occurs

If you are the holder of a subordinated debt security, all the remedies available upon the occurrence of an event of default under the subordinated debt indenture will be subject to the restrictions on the subordinated debt securities described above under “—Subordination Provisions.”

Except as otherwise specified in the applicable prospectus supplement, if an event of default has occurred with respect to any series of debt securities and has not been cured or waived, the trustee or the holders of not less than 25% in principal amount of all debt securities of that series then outstanding may declare the entire principal amount of the debt securities of that series to be due immediately. Except as otherwise specified in the applicable prospectus supplement, if the event of default occurs because of events in bankruptcy, insolvency or reorganization relating to the Company, the entire principal amount of the debt securities of that series will be automatically accelerated, without any action by the trustee or any holder.

Each of the situations described above is called an acceleration of the stated maturity of the affected series of debt securities. Except as otherwise specified in the applicable prospectus supplement, if the stated maturity of any series is accelerated and a judgment for payment has not yet been obtained, the holders of a majority in principal amount of the debt securities of that series may cancel the acceleration for the entire series.

If an event of default occurs, the trustee will have special duties. In that situation, the trustee will be obligated to use those of its rights and powers under the relevant indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs.

Except as described in the prior paragraph, the trustee is not required to take any action under the relevant indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This is called an indemnity. If the trustee is provided with an indemnity reasonably satisfactory to it, the holders of a majority in principal amount of all debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee with respect to that series. These majority holders may also direct the trustee in performing any other action under the relevant indenture with respect to the debt securities of that series.

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to any debt security, all of the following must occur:

•

the holder of your debt security must give the trustee written notice that an event of default has occurred with respect to the debt securities of your series, and the event of default must not have been cured or waived;

•

the holders of not less than 25% in principal amount of all debt securities of your series must make a written request that the trustee take action because of the default, and they or other holders must offer to the trustee indemnity reasonably satisfactory to the trustee against the cost and other liabilities of taking that action;

•	the trustee must not have taken action for 60 days after the above steps have been taken; and

•

during those 60 days, the holders of a majority in principal amount of the debt securities of your series must not have given the trustee directions that are inconsistent with the written request of the holders of not less than 25% in principal amount of the debt securities of your series.

You are entitled at any time, however, to bring a lawsuit for the payment of money due on your debt security on or after its stated maturity (or, if your debt security is redeemable, on or after its redemption date).

Book-entry and other indirect owners should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of the maturity.

Waiver of Default

The holders of not less than a majority in principal amount of the debt securities of any series may waive a default for all debt securities of that series. If this happens, the default will be treated as if it has not occurred. No one can waive a payment default on any debt security, however, without the approval of the particular holder of that debt security.

Annual Information about Defaults to the Trustee

We will furnish each trustee every year a written statement of two of our officers certifying that to their knowledge we are in compliance with the applicable indenture and the debt securities issued under it, or else specifying any default under the applicable indenture.

Modifications and Waivers

There are four types of changes we can make to either indenture and the debt securities or series of debt securities issued under that indenture.

Changes Requiring Each Holder’s Approval

First, there are changes that cannot be made without the approval of each holder of a debt security affected by the change under the applicable indenture, including, among others:

•	changing the stated maturity for any principal or interest payment on such debt security;

•	reducing the principal amount, the amount payable on acceleration of the maturity after a default, the interest rate or the redemption price for such debt security;

•	permitting redemption of such debt security if not previously permitted;

•	impairing any right such holder may have to require purchase of its debt security;

•	if such debt security constitutes a convertible debt security, impairing any right that a holder may have to convert such debt security;

•	changing the currency of any payment on such debt security;

•	changing the place of payment on such debt security;

•	impairing such holder’s right to sue for payment of any amount due on its debt security;

•

reducing the percentage in principal amount of the debt securities of any one or more affected series, taken separately or together, as applicable, and whether comprising the same or different series or less than all of the debt securities of a series, the approval of whose holders is needed to change the indenture or those debt securities or waive our compliance with the applicable indenture or to waive defaults; and

•

changing the provisions of the applicable indenture dealing with modification and waiver in any other respect, except to increase any required percentage referred to above or to add to the provisions that cannot be changed or waived without approval of the holder of each affected debt security.

Changes Not Requiring Approval

The second type of change does not require any approval by holders of the debt securities affected. These changes are limited to clarifications and changes that would not adversely affect any debt securities of any series in any material respect. Nor do we need any approval to make changes that affect only debt securities to be issued under the applicable indenture after the changes take effect. We may also make changes or obtain waivers that do not adversely affect a particular debt security, even if they affect other debt securities. In those cases, we do not need to obtain the approval of the holder of the unaffected debt security; we need only obtain any required approvals from the holders of the affected debt securities. We may also make changes to conform the text of the applicable indenture or any debt securities to any provision of the “Description of Debt Securities” in this prospectus or the comparable section in your prospectus supplement, to the extent such provision was intended to be a verbatim recitation of a provision of such indenture or debt securities.

Modification of Subordination Provisions

We may not amend the indenture related to subordinated debt securities to alter the subordination of any outstanding subordinated debt securities without the written consent of each holder of senior debt then outstanding who would be adversely affected (or the group or representative thereof authorized or required to consent thereto pursuant to the instrument creating or evidencing, or pursuant to which there is outstanding, such senior debt). In addition, we may not modify the subordination provisions of the indenture related to subordinated debt securities in a manner that would adversely affect the subordinated debt securities of any one or more series then outstanding in any material respect, without the consent of the holders of a majority in aggregate principal amount of all affected series then outstanding, voting together as one class (and also of any affected series that by its terms is entitled to vote separately as a series, as described below).

Changes Requiring Majority Approval

Any other change to a particular indenture and the debt securities issued under that indenture would require the following approval:

•

If the change affects only particular debt securities within a series issued under the applicable indenture, it must be approved by the holders of a majority in principal amount of such particular debt securities; or

•

If the change affects debt securities of more than one series issued under the applicable indenture, it must be approved by the holders of a majority in principal amount of all debt securities of all such series affected by the change, with all such affected debt securities voting together as one class for this purpose and such affected debt securities of any series potentially comprising fewer than all debt securities of such series, in each case, except as may otherwise be provided pursuant to such indenture for all or any particular debt securities of any series. This means that modification of terms with respect to certain securities of a series could be effectuated without obtaining the consent of the holders of a majority in principal amount of other securities of such series that are not affected by such modification.

The same majority approval would be required for us to obtain a waiver of any of our covenants in either indenture. Our covenants include the promises we make about merging or selling substantially all of our assets, which we describe above under “—Mergers and Similar Transactions.” If the holders approve a waiver of a covenant, we will not have to comply with it. The holders, however, cannot approve a waiver of any provision in a particular debt security, or in the applicable indenture as it affects that debt security, that we cannot change without the approval of the holder of that debt security as described above in “—Changes Requiring Each Holder’s Approval,” unless that holder approves the waiver.

We may issue particular debt securities or a particular series of debt securities, as applicable, that are entitled, by their terms, to separately approve matters (for example, modification or waiver of provisions in the applicable indenture) that would also, or otherwise, require approval of holders of a majority in principal amount of all affected debt securities of all affected series issued under such indenture voting together as a single class. Any such affected debt securities or series of debt securities would be entitled to approve such matters (i) pursuant to such special rights by consent of holders of a majority in principal amount of such affected debt securities or series of debt securities voting separately as a class and (ii) in addition, as described above, except as may otherwise be provided pursuant to the applicable indenture for such debt securities or series of debt securities, by consent of holders of a majority in principal amount of such affected debt securities or series of debt securities and all other affected debt securities of all series issued under such indenture voting together as one class for this purpose. We may issue series or debt securities of a series having these or other special voting rights without obtaining the consent of or giving notice to holders of outstanding debt securities or series.

Book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change an indenture or any debt securities or request a waiver.

Special Rules for Action by Holders

Only holders of outstanding debt securities of the applicable series will be eligible to take any action under the applicable indenture, such as giving a notice of default, declaring an acceleration, approving any change or waiver or giving the trustee an instruction with respect to debt securities of that series. Also, we will count only outstanding debt securities in determining whether the various percentage requirements for taking action have been met. Any debt securities owned by us or any of our affiliates or surrendered for cancellation or for payment or redemption, for which money has been set aside in trust, are not deemed to be outstanding. Any required approval or waiver must be given by written consent.

In some situations, we may follow special rules in calculating the principal amount of debt securities that are to be treated as outstanding for the purposes described above. This may happen, for example, if the principal amount is payable in a non-U.S. dollar currency, increases over time or is not to be fixed until maturity.

We will generally be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take action under either indenture. In certain limited circumstances, only the trustee will be entitled to set a record date for action by holders. If we or the trustee sets a record date for an approval or other action to be taken by holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that we specify for this purpose, or that the trustee specifies if it sets the record date. We or the trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global debt security may be set in accordance with procedures established by the depositary from time to time. Accordingly, record dates for global debt securities may differ from those for other debt securities.

Form, Exchange and Transfer

If any debt securities cease to be issued in registered global form, they will be issued:

•	only in fully registered form;

•	without interest coupons; and

•	unless we indicate otherwise in your prospectus supplement, in denominations of $2,000 and integral multiples of $1,000.

Holders may exchange their debt securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. You may not exchange your debt securities for securities of a different series or having different terms, unless your prospectus supplement and the supplemental indenture with respect to your debt securities provide for such exchange.

Holders may exchange or transfer their debt securities at the office of the trustee. They may also replace lost, stolen, destroyed or mutilated debt securities at that office. We have appointed the trustee to act as our agent for registering debt securities in the names of holders and transferring and replacing debt securities. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their debt securities, but they may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may require an indemnity before replacing any debt securities.

If we have designated additional transfer agents for your debt security, they will be named in your prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If the debt securities of any series are redeemable and we redeem less than all those debt securities, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any debt security selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

If a debt security is issued as a global debt security, only DTC or other depositary will be entitled to transfer and exchange the debt security as described in this subsection because the depositary will be the sole holder of the debt security.

The rules for exchange described above apply to exchange of debt securities for other debt securities of the same series and kind. If a debt security is convertible, exercisable or exchangeable into or for a different kind of security, such as one that we have not yet issued, or for other property, the rules governing that type of conversion, exercise or exchange will be described in the applicable prospectus supplement.

Payments

We will pay interest, principal and other amounts payable with respect to the debt securities of any series to the holders of record of those debt securities as of the record dates and otherwise in the manner specified below or in the prospectus supplement for that series.

We will make payments on a global debt security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global debt security. An indirect owner’s right to receive those payments will be governed by the rules and practices of the depositary and its participants.

We will make payments on a debt security in non-global, registered form as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee’s records as of the close of business on the regular record date. We will make all other payments by check at the paying agent described below, against surrender of the debt security. All payments by check will be made in next-day funds—i.e., funds that become available on the day after the check is cashed.

Alternatively, if a non-global debt security has a face amount of at least $1,000,000 and the holder asks us to do so, we will pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request wire payment, the holder must give the paying agent appropriate wire transfer instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the relevant regular record date. In the case of any other payment, payment will be made only after the debt security is surrendered to the paying agent. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their debt securities.

Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to us. After that two-year period, the holder may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Paying Agents

We may appoint one or more financial institutions to act as our paying agents, at whose designated offices debt securities in non-global entry form may be surrendered for payment at their maturity. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. We will specify in the prospectus supplement for your debt security the initial location of each paying agent for that debt security. We must notify the trustee of changes in the paying agents.

Notices

Notices to be given to holders of a global debt security will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of debt securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee’s records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.

Our Relationship with the Trustee

The prospectus supplement for your debt security will describe any material relationships we may have with the trustee with respect to that debt security.

The same financial institution may initially serve as the trustee for our senior debt securities and subordinated debt securities. Consequently, if an actual or potential event of default occurs with respect to any of these securities, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign under one or more of the indentures, and we would be required to appoint a successor trustee. For this purpose, a “potential” event of default means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded.

DESCRIPTION OF WARRANTS

We may issue warrants, in one or more series, for the purchase of shares of common stock, shares of preferred stock or debt securities. Warrants may be issued independently or together with our debt securities, common stock or preferred stock and may be attached to or separate from any offered securities. In addition to this summary, you should refer to the detailed provisions of the specific warrant agreement for complete terms of the warrants and the warrant agreement. Unless otherwise specified in a prospectus supplement accompanying this prospectus, each warrant agreement will be between the Company and a banking institution organized under the laws of the United States or a state thereof as warrant agent. A form of warrant agreement will be filed with the SEC as an exhibit to the registration statement by post-effective amendment or a Current Report on Form 8-K.

The warrants will be evidenced by warrant certificates. Unless otherwise specified in the prospectus supplement, the warrant certificates may be traded separately from the common stock, preferred stock or debt securities, if any, with which the warrant certificates were issued. Warrant certificates may be exchanged for new warrant certificates of different denominations at the office of an agent that we will appoint. Until a warrant is exercised, the holder of a warrant does not have any of the rights of a holder of our common stock, preferred stock or debt securities and is not entitled to any payments on any common stock, preferred stock or debt securities issuable upon exercise of the warrants.

A prospectus supplement accompanying this prospectus relating to a particular series of warrants to issue common stock, preferred stock or debt securities will describe the terms of those warrants, including:

•	the title and the aggregate number of warrants;

•	the common stock, preferred stock or debt securities for which each warrant is exercisable;

•	the date or dates on which the right to exercise such warrants commence and expire;

•	the price or prices at which such warrants are exercisable;

•	the currency or currencies in which such warrants are exercisable;

•	the periods during which and places at which such warrants are exercisable;

•	the terms of any mandatory or optional call provisions;

•	the price or prices, if any, at which the warrants may be redeemed at the option of the holder or will be redeemed upon expiration;

•	the identity of the warrant agent; and

•	the exchanges, if any, on which such warrants may be listed.

You may exercise warrants by paying our warrant agent the exercise price, in each case in such currency or currencies as are specified in the warrant, and giving your identity and the number of warrants to be exercised. Once you pay our warrant agent and deliver the properly completed and executed warrant certificate to our warrant agent at the specified office, our warrant agent will, as soon as practicable, forward securities to you in authorized denominations or share amounts. If you exercise less than all of the warrants evidenced by your warrant certificate, you will be issued a new warrant certificate for the remaining amount of warrants.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus and any accompanying prospectus supplement through underwriters, through broker-dealers, through agents, on one or more exchanges, directly to one or more purchasers, including existing stockholders, through a combination of any of the foregoing methods of sale, or through any other method permitted by applicable law.

We will prepare a prospectus supplement for each offering that will disclose the terms of the offering, including the name or names of any underwriters, dealers, or agents, the purchase price of the securities and the proceeds to us from the sale, any underwriting discounts, and other items constituting compensation to underwriters, dealers, or agents.

We will fix a price or prices of our securities at:

•	market prices prevailing at the time of any sale under this registration statement;

•	prices related to market prices; or

•	negotiated prices.

We may change the price of the securities offered from time to time.

If we use underwriters or dealers in the sale, they will acquire the securities for their own account, and they may resell these securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price, or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise disclosed in the prospectus supplement, the obligations of the underwriters to purchase securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement if any of the securities are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

We may sell the securities through agents designated by us from time to time. We will name any agent involved in the offering and sale of the securities for which this prospectus is delivered, and disclose any commissions payable by us to the agent or the method by which the commissions can be determined, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

Offers to purchase securities may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the prospectus supplement relating thereto. We may use electronic media, including the internet, to sell offered securities directly.

We may engage in at-the-market offerings and offer our shares of common stock into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act on the terms described in the prospectus supplement relating thereto. Underwriters, dealers, and agents who participate in any at-the-market offerings will be described in the prospectus supplement relating thereto.

We may agree to indemnify underwriters, dealers, and agents who participate in the distribution of securities against certain liabilities to which they may become subject in connection with the sale of the securities, including liabilities arising under the Securities Act.

Certain of the underwriters and their affiliates may be customers of, may engage in transactions with and may perform services for us or our affiliates in the ordinary course of business.

A prospectus and accompanying prospectus supplement in electronic form may be made available on the websites maintained by the underwriters. The underwriters may agree to allocate a number of securities for sale to their online brokerage account holders. Such allocations of securities for internet distributions will be made on the same basis as other allocations. In addition, securities may be sold by the underwriters to securities dealers who resell securities to online brokerage account holders.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplement.

In connection with offerings of securities under the registration statement of which this prospectus forms a part and in compliance with applicable law, underwriters, brokers, or dealers may engage in transactions that stabilize or maintain the market price of the securities at levels above those that might otherwise prevail in the open market. Specifically, underwriters, brokers, or dealers may over-allot in connection with offerings, creating a short position in the securities for their own accounts. For the purpose of covering a syndicate short position or stabilizing the price of the securities, the underwriters, brokers, or dealers may place bids for the securities or effect purchases of the securities in the open market. Finally, the underwriters may impose a penalty whereby selling concessions allowed to syndicate members or other brokers or dealers for distribution of the securities in offerings may be reclaimed by the syndicate if the syndicate repurchases previously distributed securities in transactions to cover short positions, in stabilization transactions or otherwise. These activities may stabilize, maintain, or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time.

LEGAL MATTERS

The validity of the issuance of the securities offered in this prospectus will be passed upon for us by Gibson, Dunn & Crutcher LLP, Houston, Texas. If certain legal matters in connection with an offering of the securities made by this prospectus and a related prospectus supplement are passed upon by counsel for the underwriters of such offering, that counsel will be named in the applicable prospectus supplement related to that offering.

EXPERTS

The consolidated financial statements of Calumet Specialty Products Partners, L.P. appearing in Calumet Specialty Products Partners, L.P.’s Annual Report (Form 10-K) for the year ended December 31, 2023, and the effectiveness of Calumet Specialty Products Partners, L.P.’s internal control over financial reporting as of December 31, 2023 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The balance sheet of Calumet, Inc. as of January 8, 2024, incorporated by reference in this prospectus and elsewhere in the registration statement has been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

Calumet, Inc.

Up to $65,000,000

Common Stock

PROSPECTUS SUPPLEMENT

January 14, 2025

BMO Capital Markets